Exhibit 99.1

March 4, 2015

Division of Corporation Finance

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

Re:	LINE Corporation
Draft Registration Statement on Form F-1
Confidentially Submitted June 30, 2014, August 18, 2014 and December 24, 2014
Application for Waiver of Requirements of Form 20-F, Item 8.A.4

Ladies and Gentlemen:

On behalf of our client, LINE Corporation (the “Company”), and in connection with a proposed initial public offering of shares of the Company’s common stock, we hereby respectfully request that the staff (the “Staff”) of the Securities and Exchange Commission (the “Commission”) waive the requirement of Item 8.A.4 of Form 20-F, which states that in the case of a company’s initial public offering the Registration Statement on Form F-1 (the “Registration Statement”) must contain audited financial statements of a date not older than 12 months unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Section 6220.3.

At the time of initial submission on June 30, 2014, the Registration Statement satisfied Item 8.A.4 of Form 20-F, which is applicable to the Registration Statement pursuant to Item 4(a) of Form F-1, because it contains audited financial statements for the two years ended December 31, 2012 and 2013. In addition, at the time of the Company’s second and third confidential submissions on August 18, 2014 and December 24, 2014, respectively, the Registration Statement satisfied Item 8.A.4 of Form 20-F because it contains audited financial statements for the two years ended December 31, 2012 and 2013 and unaudited financial statements for the six months ended June 30, 2013 and 2014, in each case prepared in accordance with International Financial

Division of Corporation Finance

Office of the Chief Accountant

March 4, 2015

Reporting Standards as issued by the International Accounting Standards Board. However, the Company anticipates making its fourth confidential submission of the Registration Statement containing the same financial statements as those that are contained in its third confidential submission because the Company’s audited financial statements for the year ended December 31, 2014 will not be available until the second quarter of 2015. The Company plans to include audited financial statements for the year ended December 31, 2014 prior to seeking effectiveness of the Registration Statement.

The Company is submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Staff will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the Staff’s 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) at Section III.B.c, in which the Staff notes:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, the Company represents to the Commission that:

1.	The Company is not currently a public reporting company in any other jurisdiction.

2.	The Company is not required by any jurisdiction outside the United States to file any consolidated financial statements, audited under any generally accepted auditing standards, for any period.

3.	The Company does not anticipate that its audited financial statements for the year ended December 31, 2014 will be available until the second quarter of 2015.

4.	Compliance with Item 8.A.4 for this confidential submission of the Registration Statement is impracticable and involves undue hardship for the Company.

5.	In no event will the Company seek effectiveness of the Registration Statement if its audited financial statements are older than 15 months at the time of the offering.

This letter will be filed as an exhibit to the Registration Statement pursuant to Instruction 2 to Item 8.A.4 of Form 20-F.

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Division of Corporation Finance

Office of the Chief Accountant

March 4, 2015

Please do not hesitate to contact me by telephone at +852-2532-3723, by fax at +852-2160-1023 or by e-mail at jhan@cgsh.com if you have any questions regarding the foregoing or if we can provide any additional information.

Very truly yours,

/s/ Jinduk Han
Jinduk Han

cc:	Akira Morikawa, Representative Director, President and Chief Executive Officer LINE Corporation